Exhibit 99.1

CohBar, Inc. Announces First Quarter 2017 Financial Results

Menlo Park, California – May 15, 2017 – CohBar, Inc. (OTCQX: CWBR and TSXV: COB.U), a preclinical stage biotechnology company focused on developing mitochondria based therapeutics (MBTs) to treat age-related diseases, today reported financial results for the first quarter ended March 31, 2017.

“The positive preclinical data generated during the quarter provided further support for our lead compounds CB4211 and CB4209 in the treatment of NASH, and we continued to make significant progress in mining the mitochondrial genome for new peptides with biological activity while building intellectual property value around the mitochondrial space”, said Simon Allen, CohBar’s CEO. “Our internally developed lead compounds and these new peptides represent opportunities for potential partnerships with leading pharmaceutical companies. We also continued to advance IND-enabling activities related to our lead program during the quarter, and remain on track to initiate our first clinical trial in early 2018.”

First Quarter 2017 Preclinical Developments and Business Highlights

●	Completed preclinical studies supporting NASH as a potential clinical indication for development. In January 2017, CohBar completed a preclinical study investigating the therapeutic effects of its two drug candidates CB4211 and CB4209 in the widely used STAM mouse model for non-alcoholic steatohepatitis, or NASH, a severe form of fatty liver disease. The positive results from this STAM study support findings from the Company’s earlier preclinical studies of its lead compounds in diet-induced obesity (DIO) models, which showed significant decreases in liver fat and favorable reductions in biomarkers associated with NASH. Additional efficacy studies of CB4209 and CB4211 are ongoing or planned, and CohBar plans to submit the preclinical DIO and NASH data during 2017 for presentation at a major liver-focused scientific meeting.

●	Engaged leading liver disease and NASH expert as a Scientific Advisor. Dr. Rohit Loomba, Professor of Medicine in the Division of Gastroenterology and Adjunct Professor in the Division of Epidemiology at UC San Diego and Director, NAFLD Research Center, will provide counsel and expertise as the Company moves forward in preparation for clinical trials of its lead drug candidates. Dr. Loomba is the founding director of the NAFLD Research Center at UC San Diego and a leader in translational research and clinical trial design in NAFLD and NASH.

●	Discovered additional biologically active peptides in the mitochondrial genome and expanded intellectual property portfolio. Consistent with the Company’s strategy to discover, identify and optimize biologically active peptides encoded within the mitochondrial genome, CohBar’s scientists identified a number of new, biologically active mitochondrial peptides during the quarter. To date, the Company has filed over 65 new provisional patent applications related to these peptides and their analogs.

●	Continued investment community outreach. The Company’s CEO Simon Allen presented at several investment conferences including the 9th Annual Biotech Showcase in San Francisco in January, the OTCQX Virtual Conference and the BIO CEO & Investor Conference in New York in February, and the H.C. Wainwright 1st Annual NASH Investor Conference in New York. Company executives also participated in the Hanson Wade NASH Scientific Summit in Boston in April.

During the first quarter and more recently, CohBar’s founders, Dr. Pinchas Cohen, Dr. Nir Barzilai, continued to be recognized as international leaders in the study of aging and age-related diseases.

●	Dr. Pinchas Cohen and Dr. Nir Barzilai were featured panelists on the topic of “Will you Live to a Healthy 100?" at the Milken Institute’s Global Conference: The Geroscience Revolution, in Los Angeles.

●	Dr. Barzilai was the keynote speaker at the Spanish Association of Human Genetics Conference in Madrid, Spain, and a participating speaker on the future of investments in aging at the Credit Suisse Global Megatrends Conference in Singapore.

●	Dr. Barzilai was also the recipient of the American Aging Association’s Denham Harman award for scientists who make outstanding contributions to the field of biomedical aging research.

First Quarter 2017 Financial Highlights

●	Cash and Investments. CohBar had cash and investments of $9,190,377 on March 31, 2017, compared to $8,686,420 on December 31, 2016. The net increase in cash during the first quarter was primarily related to the $2.4 million in proceeds received from the exercise of outstanding warrants, less net cash used in operating activities during the period.

●	R&D Expenses. Research and development expenses were $1,292,780 in the three months ended March 31, 2017 compared to $737,100 in the prior year period. The $555,680 increase in research and development expenses was due to the costs related to IND-enabling activities, the increase in laboratory supplies related to the development of additional optimized MBT candidates, the expense associated with a Scientific Advisory Board meeting held in January 2017 and an increase in lab rent associated with the expanded laboratory facility in Menlo Park.

●	G&A Expenses. General and administrative expenses were $940,089 in the three months ended March 31, 2017 compared to $479,932 in the prior year period. The $460,157 increase was primarily due to incurring a full quarter of wages expense during the current year period related to the increase in headcount associated with the Company’s new CEO and Director of Investor Relations and an increase in stock based compensation associated with the expensing of additional stock option grants.

●	Net Loss. For the three months ended March 31, 2017 net loss was $2,232,110 or $0.06 per share basic and diluted, compared to a net loss of $1,216,300, or $0.04 per share basic and diluted, for the three months ended March 31, 2016.

CohBar will not be conducting a first quarter 2017 investor conference call. The Company’s Annual Shareholder Meeting is scheduled for June 15, 2017.

About CohBar’s Preclinical Development Program

CohBar’s lead preclinical development program is based on MOTS-c, a mitochondrial-derived peptide discovered in 2012 by the Company’s founders and their academic collaborators, whose research has shown that MOTS-c plays a significant role in the regulation of metabolism. The Company has developed optimized analogs of the MOTS-c peptide, CB4209 and CB4211, which have demonstrated significant therapeutic potential in preclinical models of obesity and nonalcoholic steatohepatitis (NASH). CohBar is currently advancing these drug candidates through IND-enabling activities with plans to initiate clinical trials of the final candidate in early 2018.

About CohBar

CohBar (OTCQX: CWBR and TSXV: COB.U) is a preclinical stage biotechnology company focused on the research and development of mitochondria based therapeutics (MBTs), an emerging class of drugs for the treatment of age-related diseases. MBTs originate from the discovery by CohBar’s founders of a novel group of peptides within the mitochondrial genome which regulate metabolism and cell death, and whose biological activity declines with age. CohBar’s efforts focus on the development of these mitochondrial-derived peptides (MDPs) into clinically relevant MBTs that offer the potential to address a broad range of age-related diseases, including obesity, fatty liver disease (NASH), type 2 diabetes, cancer, cardiovascular and neurodegenerative diseases. To date, the Company and its founders have discovered more than 65 biologically active mitochondrial peptides.

For additional company information, please visit www.cohbar.com.

Forward-Looking Statements

This news release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include CohBar’s plans and expectations for its CB4209 and CB4211 candidate program, including anticipated timing and results of IND-enabling activities, regulatory submissions and initiation of clinical trials, statements regarding the therapeutic potential of these and other mitochondria based therapeutics, and the potential for additional discoveries, and expectations regarding future intellectual property protection. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated commencement and completion dates for IND-enabling and initial clinical studies, as well as the possibility of unfavorable study results, including unfavorable new data and additional analyses of existing data; risks associated with initial data, including the risk that results of additional pre-clinical or clinical studies may be different from (including less favorable than) the earlier data results and may not support further clinical development; whether and when any investigational new drug application may be filed with regulatory authorities for CB4209 or CB4211; whether and when regulatory authorities may approve any such applications, and other decisions by regulatory authorities that could affect the availability or commercial potential of CB4209 or CB4211. Additional risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations, and obtain financing necessary to continue its operations and fund its candidate programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Investor and Media Contact:

Anna Schram

CohBar, Inc.

(650) 446-7888 ext. 114

anna.schram@cohbar.com

CohBar, Inc.

Condensed Balance Sheets

	As of
	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash	$2,867,054	$3,257,458
Investments	6,323,323	5,428,962
Subscription receivable	-	522,326
Prepaid expenses and other current assets	172,005	110,822
Total current assets	9,362,382	9,319,568
Property and equipment, net	214,523	230,512
Other assets	36,810	36,810
Total assets	$9,613,715	$9,586,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$384,525	$103,294
Accrued liabilities	161,467	132,780
Accrued payroll and other compensation	182,224	447,641
Note payable, net of debt discount of $0 and $59 as of March 31, 2017 and December 31, 2016, respectively	102,630	205,201
Total liabilities	830,846	888,916

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, Authorized 5,000,000 shares; No shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	-	-
Common stock, $0.001 par value, Authorized 75,000,000 shares; Issued and outstanding 35,857,701 shares as of March 31, 2017 and 34,807,881 as of December 31, 2016	35,858	34,808
Additional paid-in capital	25,388,657	23,072,702
Accumulated deficit	(16,641,646)	(14,409,536)
Total stockholders’ equity	8,782,869	8,697,974
Total liabilities and stockholders’ equity	$9,613,715	$9,586,890

CohBar, Inc.

Condensed Statements of Operations

(unaudited)

	For The Three Months Ended March 31,
	2017	2016

Revenues	$-	$-

Operating expenses:
Research and development	1,292,780	737,100
General and administrative	940,089	479,932
Total operating expenses	2,232,869	1,217,032
Operating loss	(2,232,869)	(1,217,032)

Other income (expense):
Interest income	2,163	2,656
Interest expense	(1,345)	(1,875)
Amortization of debt discount	(59)	(49)
Total other income (expense)	759	732
Net loss	$(2,232,110)	$(1,216,300)
Basic and diluted net loss per share	$(0.06)	$(0.04)
Weighted average common shares outstanding - basic and diluted	35,788,158	32,331,345